NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. TO HOLD FIRST-QUARTER 2017
CONFERENCE CALL ON WEDNESDAY, MAY 10, 2017

AUSTIN, TX, April 19, 2017 - Stratus Properties Inc. (NASDAQ: STRS) announced today that it will release its first-quarter 2017 financial and operating results before the market opens on Wednesday, May 10, 2017, and will host a conference call at 11:00 a.m. Eastern Time on the same day.

Investors wishing to participate in the conference call may dial:

Conference Call
Domestic Dial-In Number: 1-877-317-6789
International Dial-In Number: 1-412-317-6789

Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Access Code: 10105240
Available Through: May 15, 2017

The complete earnings release will be available on Stratus’ website www.stratusproperties.com,

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.
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A copy of this release is available on Stratus' website, www.stratusproperties.com.

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